Exhibit 1.1

EXECUTION VERSION

PALMER SQUARE CAPITAL BDC INC.

Common Stock, Par Value $0.001 Per Share
Having an Aggregate Offering Price of up to $100,000,000

EQUITY DISTRIBUTION AGREEMENT

March 3, 2025

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor
New York, New York 10281

Ladies and Gentlemen:

Palmer Square Capital BDC Inc., a Maryland corporation (the “Company”), and Palmer Square BDC Advisor LLC, a Delaware limited liability company registered as an investment adviser with the Securities and Exchange Commission (the “Adviser” and together with Company, the “Company Parties”), confirm this agreement (this “Agreement”) with RBC Capital Markets, LLC (the “Manager”) as follows:

SECTION 1: Description of Shares. The Company may, from time to time during the term of this Agreement, issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Securities”) on the terms and subject to the conditions set forth herein. The Company agrees that, whenever the Company determines to sell Securities directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and the Manager, relating to such sale in accordance with Section 4 hereof.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), a registration statement on Form N-2 (File No. 333-280961) relating to the Securities and certain of the Company’s other securities, which registration statement was declared effective by the Commission on October 16, 2024. The Company has also prepared and filed with the Commission a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), which contains a base prospectus, dated October 16, 2024 (the “Base Prospectus,” and together with the Prospectus Supplement, the “Prospectus”), in accordance with the provisions of Rule 430B (“Rule 430B”) promulgated under the 1933 Act and Rule 424(b) (“Rule 424(b)”) promulgated under the 1933 Act. The information, if any, included or incorporated by reference in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof and any Rule 430B Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) promulgated under the 1933 Act, is herein called the “Registration Statement.” Any reference herein to the Registration Statement and the Prospectus shall be deemed to refer to and include all documents incorporated by reference pursuant to the rules of the Commission promulgated under the 1933 Act. All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424(b) under the 1933 Act or such other rule under the 1933 Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), which is or is deemed to be incorporated by reference in or otherwise deemed under the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder (the “1940 Act Regulations”) filed pursuant to Section 54(a) of the 1940 Act (File No. 814-01334) (the “Notification of Election”), was filed under the 1940 Act with the Commission on January 16, 2020.

 The Company has entered into an Amended and Restated Investment Advisory Agreement, dated as of January 17, 2024 (the “Investment Advisory Agreement”), with the Adviser, in its capacity as the Company’s investment adviser. The Company has also entered into an Administration Agreement, dated as of January 14, 2020 (the “Administration Agreement”), with the Adviser, in its capacity as administrator.

SECTION 2: Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Manager that:

(a) Compliance with Registration Requirements. The Company is eligible to use Form N-2. The Registration Statement and any other post-effective amendment thereto were declared or became effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b) Registration Statement, Prospectus and Disclosure. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, as of the execution time of this Agreement (the “Execution Time”), as of the time of each sale of Securities pursuant to this Agreement (each, a “Time of Sale”) and as of each Settlement Date (as defined below) and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Securities, the Registration Statement and any amendments to the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act Regulations, the 1940 Act and the 1940 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, and at each Representation Date (as defined below), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of the Execution Time, each Time of Sale, each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, meets or will meet the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act.

The representations and warranties in the immediately preceding paragraph do not apply to statements in or omissions from the Registration Statement, the Prospectus or any other any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than the Registration Statement or the Prospectus), an “Issuer Free Writing Prospectus”) or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use therein, it being understood and agreed that the only such information furnished by the Manager as aforesaid consists of the information described as such in Section 8(b) hereof.

The Prospectus and any amendments or supplements thereto filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424 or delivered to the Manager for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

At the respective times that the Registration Statement or any amendment thereto was filed and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendments thereto and the copies of the Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Manager in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Manager, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus (if any), complies in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby) and, as of its issue date and, when taken together with the Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at each Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus that has not been superseded or modified.

The documents incorporated by reference in each of the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1934 Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Investment Company Act. The Company is a closed-end, non-diversified management investment company and has elected to be regulated as a business development company (“BDC”) under the 1940 Act and was eligible to make such an election.

(d) Independent Accountants. The accountants who certified the financial statements and any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(e) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in net assets and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. There is no pro forma financial information that is required to be included or incorporated by reference in the Registration Statement and the Prospectus that is not included or incorporated by reference as required. All disclosures included or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(f) No Material Adverse Change in Business. Except as otherwise disclosed in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole (or on the performance by the Company of its obligations under this Agreement), whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) except for regular periodic distributions on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock.

(g) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(h) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary have been duly authorized and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (a “Lien”); and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person or entity. The only subsidiaries of the Company are the subsidiaries listed on Exhibit A hereto and Exhibit A hereto accurately sets forth the jurisdiction of organization of each such subsidiary.

(i) Capitalization. The Company has no employee or director stock option, stock purchase or other equity incentive plans. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Investment Advisory Agreement and Administration Agreement. The Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(l) Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Manager pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(m) Description of Securities. The Common Stock and the Company’s charter and bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(n) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document (as defined below), except (solely in the case of Company Documents other than Subject Instruments (as defined below)) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution and delivery of and performance of obligations under this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a (1) breach of, (2) default under, (3) any event or condition that gives any person or entity the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events (a “Termination Event”) under, (4) any event or condition that, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person or entity acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be (a “Repayment Event”), under or (5) result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. For purposes of this Agreement, (x) “Organizational Document” shall mean (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity; (y) “Company Document” shall mean (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that, solely in the case of this clause (ii), are material with respect to the Company and its subsidiaries taken as a whole; and (z) “Subject Instruments” shall mean (i) the Credit Agreement dated as of February 18, 2020 among the Palmer Square BDC Funding I LLC, Bank of America, N.A. as administrative agent and as lender and BofA Securities, Inc., as sole lead arranger and sole book manager, (ii) the Loan and Security Agreement dated as of December 18, 2020 among the Company as the collateral manager, Palmer Square BDC Funding II LLC as the borrower, Wells Fargo Bank, National Association, as the administrative agent, U.S. Bank National Association, as the collateral agent and custodian and the lenders thereto, each as amended, supplemented or restated, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable, (iii) the Indenture, dated as of May 23, 2024, by and among Palmer Square BDC CLO 1, Ltd., as issuer, Palmer Square BDC CLO 1, LLC, as co-issuer, and U.S. Bank Trust Company, National Association, as Trustee and (iv) all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(4) of Regulation S-K of the Commission or Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof that shall have been so redacted, deleted or otherwise not filed.

(o) Absence of Labor Dispute. The Company and its subsidiaries do not have any employees. To the knowledge of the Company, no labor dispute with the employees of the Adviser or Palmer Square Capital Management LLC exists, or to the knowledge of the Company, is imminent.

(p) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(q) Accuracy of Descriptions and Exhibits. The information included or incorporated by reference in the Prospectus under the captions “Description of Capital Stock,” “Regulation,” “Related Party Transactions, Certain Relationships and Conflicts of Interest,” “Business—Investment Advisory Agreement,” “Business—Administration Agreement,” and “Material U.S. Federal Income Tax Considerations” and the information in the Registration Statement under Item 30, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, fairly summarizes the matters described therein in all material respects; all descriptions in the Registration Statement and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(r) Possession of Intellectual Property. The Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (including all goodwill associated with, and all registrations and applications for registrations of, the foregoing) (collectively, “Intellectual Property”) that is described in the Registration Statement or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement and the Prospectus, except where the failure to own, license or have such rights would not have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein; there are no third parties who have or, to the knowledge of the Company, will be able to establish rights to any Intellectual Property of the Company or any of its subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property that the Registration Statement and the Prospectus disclose is licensed to the Company or any of its subsidiaries; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; the Company and its subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or any subsidiary, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person or entity the right to terminate any such agreement; and there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Company or any of its subsidiaries or that challenges the validity, enforceability or scope of any such Intellectual Property.

(s) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, waiver, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document, and (D) no authorization, approval, waiver, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance of obligations by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such authorization, approval, waiver, vote or consent as may be required under state or foreign securities laws.

(t) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(u) Title to Property. The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(v) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an investment company under the 1940 Act.

(w) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(x) Absence of Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Company under the 1933 Act, and there are no persons or entities with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(y) NYSE. The outstanding shares of Common Stock and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange (“NYSE”).

(z) FINRA Matters. All of the information provided to the Manager or to counsel for the Manager by the Company or its representatives in connection with any letters, filings or other supplemental information provided to the Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to FINRA Rule 5110 is true, complete and correct.

(aa) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(bb) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(cc) Accounting and Disclosure Controls. The Company and its subsidiaries maintain and have effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, there has not been (1) at any time since the Company’s inception, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included or incorporated by reference in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls and financial reports, in each case that occurred or existed, or was first detected, at any time since the Company’s inception.

(dd) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee) Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Manager with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any document filed by the Company under the 1934 Act or any amendments or supplements to any of the foregoing and of all written responses thereto, and no such comments remain unresolved.

(ff) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(gg) Portfolio Companies. The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Registration Statement and the Prospectus (each a “Portfolio Company Agreement”) with corporations or other entities (each a “Portfolio Company”). Except as otherwise disclosed in the Registration Statement and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect.

(hh) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Manager.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(kk) No Conflicts with Sanction Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, employee or affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region and the nongovernment controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (B) to fund or facilitate any activities of or any business in any Sanctioned Country or (C) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(ll) Lending and Other Relationships. Except as disclosed in the Registration Statement and the Prospectus, (A) neither the Company nor any of its subsidiaries has any lending or similar relationship with the Manager or any bank or other lending institution affiliated with the Manager; (B) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to repay any debt owed to the Manager or any affiliate of the Manager; and (C) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and the Manager or any affiliate of the Manager, on the other hand, that, under FINRA Rule 5110, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement or Prospectus.

(mm) Changes in Management. Except as disclosed in the Registration Statement and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Prospectus has given oral or written notice to the Company or any of its subsidiaries of his or her resignation (or otherwise indicated to the Company or any of its subsidiaries an intention to resign within the next 24 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal that is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(nn) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Manager hereunder.

(oo) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person or entity that are required to be described in the Prospectus that have not been described as required.

(pp) Offering Materials. Without limitation to the provisions of Section 17 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Manager), any “written communication” (as defined in Rule 405) or other offering materials in connection with the offering or sale of the Securities, other than the Prospectus, any amendments or supplements to the Prospectus that are filed with the SEC and any Issuer Free Writing Prospectuses.

(qq) No Restrictions on Dividends. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its limited liability company interests or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement and the Prospectus.

(rr) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for the commission payable to the Manager in connection with the sale of the Securities to the Manager pursuant to this Agreement.

(ss) Interested Persons. Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Manager.

(tt) Offer and Sale of Securities. The Company has taken all required action under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations (as defined below) to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(uu) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(vv) No Ratings. There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the 1934 Act.

(ww) Directors’ and Officers’ Insurance and Fidelity Bond. The Company’s directors’ and officers’ errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, in each case, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(xx) Compliance with RIC Requirements. The Company elected and qualified to be treated as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), starting with its taxable year ended December 31, 2020. The Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code. The Company qualified and maintained in effect its election to be treated as a RIC under Subchapter M of the Code for its taxable years ended December 31, 2021, 2022 and 2023.

(yy) BDC Election. The Company has filed the Notification of Election with the Commission, pursuant to Section 54(a) of the 1940 Act, which was duly completed and executed; the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the 1940 Act; the Notification of Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to BDCs and the 1940 Act Rules.

(zz) Interactive Data. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aaa) Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, data (including all personal, personally identifiable, household, sensitive, confidential or regulated data (including protected health information) (“Personal Data”)) and databases (including, without limitation, the data and information of their respective customers, employees, suppliers and vendors, and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) the IT Systems and Data of the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with operation of the business of the Company and its subsidiaries free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (C) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (D) the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies, procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that protect against and prevent breach, destruction, loss, unauthorized distribution, use, assess, disablement, misappropriation or modification, or other compromise or misuse of or relating to their IT Systems and Data and to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

SECTION 3: Representations and Warranties of the Adviser. The Adviser represents and warrants to, and agrees with, the Manager that:

(a) Absence of Manipulation. The Adviser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(b) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Adviser (or on the performance by the Company of its obligations under this Agreement), whether or not arising in the ordinary course of business and (B) there have been no transactions entered into or that are currently pending or are contemplated by the Adviser which are material with respect to the Adviser.

(c) Good Standing. The Adviser has been duly organized and is existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Adviser is duly qualified as a corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(d) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Adviser.

(e) Investment Advisory Agreement and Administration Agreement. The Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser and are valid and binding obligations of the Adviser, enforceable against the Adviser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. There have been no transactions entered into or that are currently pending or contemplated that would result in the assignment of the Investment Advisory Agreement within the meaning of Section 15 of the 1940 Act.

(f) Absence of Defaults and Conflicts. The Adviser is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Adviser is a party or by which the Adviser is bound or to which any of the property or assets of the Adviser is subject (“Adviser Documents”), except for such defaults that would not result in a Material Adverse Effect. The execution and delivery of and performance of obligations under this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus and compliance by the Adviser with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Adviser Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Adviser or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its assets, properties or operations.

(g) Absence of Labor Dispute. No labor dispute with the employees of the Adviser exists or, to the knowledge of the Adviser, is imminent, and the Adviser is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Adviser that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(h) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by each of the Adviser of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(i) Absence of Misstatements or Omissions. The description of the Adviser and its business, and the statements attributable to the Adviser, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Investment Advisers Act of 1940 (the “Advisers Act”) and the rules and regulations of the Commission under the Advisers Act (the “Advisers Act Regulations” and, together with the 1933 Act Regulations, the 1934 Act Regulations and the 1940 Act Regulations, the “Rules and Regulations”)and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Possession of Intellectual Property. The Adviser owns and possesses or has valid and enforceable licenses to use, all Intellectual Property that is described in the Registration Statement or the Prospectus or that is necessary for the conduct of its business as currently conducted, as proposed to be conducted and as described in the Registration Statement and the Prospectus; the Adviser has not received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Adviser therein; there are no third parties who have or, to the knowledge of the Adviser, will be able to establish rights to any Intellectual Property of the Adviser, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property that the Registration Statement and the Prospectus disclose is licensed to the Adviser; there is no pending or, to the knowledge of the Adviser, threatened action, suit, proceeding or claim by others challenging the Adviser’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Adviser infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus, infringe or violate, any Intellectual Property of others, and the Adviser is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; the Adviser has complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Adviser, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person or entity the right to terminate any such agreement; and there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Adviser or that challenges the validity, enforceability or scope of any such Intellectual Property.

(k) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of securities of the Adviser or any creditor of the Adviser, (C) no waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by the Adviser of this Agreement for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations or such as may be required under state securities laws.

(l) Title to Property. The Adviser owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(m) Possession of Licenses and Permits. The Adviser possesses Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Adviser is in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(n) Investment Company Act. The Adviser is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(o) Insurance. The Adviser is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and any fidelity or surety bonds insuring the Adviser or its businesses, assets, employees, officers and directors are in full force and effect; the Adviser is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Adviser under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Adviser has not been refused any insurance coverage sought or applied for; and the Adviser does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(p) Accounting Controls. The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) access to assets is permitted only in accordance with management’s general or specific authorization, and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q) Advisers Act. The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act or the 1940 Act Rules from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement and the Prospectus.

(r) Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Prospectus and this Agreement, and the Adviser owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement and the Prospectus.

(s) Employment Status. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Adviser except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(t) Subsidiaries. The Adviser does not have any subsidiaries.

(u) No Unlawful Payments. Neither the Adviser, nor any director, officer, or employee of the Adviser nor, to the knowledge of the Adviser, any agent, affiliate or other person or entity associated with or acting on behalf of the Adviser is aware of or has taken any action, directly or indirectly, that has resulted or would result in (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Adviser has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(v) Anti-Money Laundering Laws. The operations of the Adviser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(w) OFAC. Neither the Adviser nor any of its directors, officers or employees, nor, to the knowledge of the Adviser, any agent, employee or affiliate or other person or entity associated with or acting on behalf of the Adviser is currently the subject or the target of any Sanctions, nor is the Adviser located, organized or resident in a Sanctioned Country. For the past five years, the Adviser has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(x) IT Systems. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Advisers’ IT Systems and Data; (B) the IT Systems and Data of the Adviser are adequate for, and operate and perform in all material respects as required in connection with operation of the business of the Adviser free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (C) the Adviser has not been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (D) the Adviser has used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies, procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that protect against and prevent breach, destruction, loss, unauthorized distribution, use, assess, disablement, misappropriation or modification, or other compromise or misuse of or relating to its IT Systems and Data and to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and the Adviser are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(y) Accuracy of Other Representations. The Adviser has no reason to believe that the representations and warranties of the Company set forth in Section 2 of this Agreement are not true and correct and has no knowledge of any fact, condition or information not disclosed in the Registration Statement and the Prospectus which has had or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 4: Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell Securities from time to time through or to the Manager, as sales agent and/or principal, as and when it provides instructions, in its discretion, for the sale of the Securities, and the Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company, the Securities on the following terms.

(i) The Securities are to be sold by the Manager on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Manager on any trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), on which (A) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule A hereto, as such Schedule A may be amended from time to time (the “Authorized Representatives”), has instructed the Manager by telephone (confirmed promptly by electronic mail, with a copy to each of the other Authorized Representatives at such time) to make such sales and (B) the Company has satisfied its obligations under Sections 5, 6 and 7 hereof. On a Trading Day that the Company wishes to sell the Securities, the Company may sell the Securities through the Manager and if it determines to do so, the Company will designate in a notice (the “Placement Notice”) delivered by electronic mail substantially in the form attached hereto as Exhibit 4(a)(i) the maximum amount of the Securities to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Securities authorized from time to time to be issued and sold under this Agreement or, together with all sales of the Securities under this Agreement, any minimum price below which sales of the Securities may not be effected) and any other limitations specified by the Company and mutually agreed by the Manager. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company Parties or to a trustee or other person acquiring the Securities for the accounts of such persons in which the Manager is acting for the Company in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 4(a), the Manager may sell the Securities by any method permitted by law deemed to be an At the Market Offering (as defined below), including sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the Time of Sale, at prices related to prevailing market prices or at negotiated prices. Subject to the terms and conditions of this Section 4(a) and the other terms and conditions specified herein (including the accuracy of the representations and warranties of the Company Parties and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 7 hereof), the Manager shall use its commercially reasonable efforts to offer and sell all of the Securities designated; provided, however, that the Manager shall have no obligation to offer or sell any Securities, and the Company acknowledges and agrees that the Manager shall have no such obligation, in the event that an offer or sale of the Securities on behalf of the Company may in the reasonable judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the 1934 Act or a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act or the Manager reasonably believes that it may be deemed to be an “underwriter” under the 1933 Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”). Under no circumstances shall the Company cause or request the offer or sale of any Securities at a price (net of the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to this Section 4) lower than the Company’s then current net asset value per share (as calculated pursuant to the 1940 Act), unless the Company has received the requisite approval from the Company’s stockholders and the board of directors or a duly authorized committee thereof as required by the 1940 Act, and notifies the Manager in writing.

(ii) Notwithstanding the foregoing, the Company, through any of the Authorized Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Securities if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Securities for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Securities sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 5(p), 5(q), 5(r) and 5(s) with respect to the delivery of certificates, opinions, or comfort letters to the Manager during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii) The Manager hereby covenants and agrees not to make any sales of the Securities on behalf of the Company, pursuant to this Section 4(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that (y) meet the definition of an “at the market offering” under Rule 415(a)(4) under the 1933 Act and (z) unless the Company and the Manager agree, do not constitute a “distribution” within the meaning of Rule 100 of Regulation M and (B) such other sales of the Securities on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and the Manager.

(iv) The gross sales price of any Securities sold pursuant to this Agreement by the Manager acting as agent of the Company shall be equal to, in the discretion of the Manager, the market price prevailing at the Time of Sale for the Securities sold by the Manager on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices (but in no event shall such gross sales price be less than the minimum price per share designated by the Company at which such Securities may be sold). The compensation to the Manager, as an agent of the Company, for sales of the Securities shall be at a mutually agreed rate, not to exceed 1% of the gross sales price of the Securities sold pursuant to this Section 4(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Securities (the “Net Proceeds”). The Manager shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made.

(v) If acting as sales agent hereunder, the Manager shall provide written confirmation to the Company (which may be by electronic mail) as soon as practicable following the close of trading on the NYSE each day in which the Securities are sold pursuant to this Section 4(a) setting forth (i) the aggregate number of Securities sold on such day, (ii) the aggregate Net Proceeds to the Company, and (iii) the aggregate compensation payable by the Company to the Manager with respect to such sales.

(vi) Settlement for sales of the Securities pursuant to this Section 4(a) will occur on the first Trading Day following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Securities sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Securities. Settlement for all such Securities shall be effected by free delivery of the Securities by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Securities on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 8(a) hereof, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Representatives, or any designees thereof as notified to the Manager in writing, shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Securities through DTC for purposes of this Section 4(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date, the Company Parties shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Securities on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company Parties herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 7 hereof.

(b) If the Company wishes to issue and sell the Securities hereunder other than as set forth in Section 4(a) hereof, it will notify the Manager of the proposed terms of such issuance and sale (each, a “Placement”). If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company Parties and the Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) Under no circumstances shall the aggregate gross sales proceeds of the Securities sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Securities sold pursuant to this Agreement exceed the amount of Securities authorized to be issued and sold from time to time under this Agreement by the Board of Directors of the Company, or a duly authorized committee thereof, and notified to the Manager in writing. The Manager shall have no responsibility for maintaining records with respect to Securities available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Securities duly authorized by the Company.

(d) Each sale of the Securities through or to the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The Manager’s commitment, if any, to purchase the Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the parties and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the Manager shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants letters pursuant to Section 5(q), (r) and (s), respectively, hereof.

(e) Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the Manager, sales of Securities pursuant to this Agreement may not be requested by the Company and need not be made by the Manager at any time when or during any period in which (A) the Company is, or could be deemed to be, in possession of material non-public information or (B) without the prior written consent of the Manager at any time during the period commencing on the 5th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including (1) if the Company incorporates by reference into the Registration Statement its periodic reports filed with the Commission, the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement, or (2) if the Company does not incorporate by reference into the Registration Statement its periodic reports filed with the Commission, the date on which the Company files with the Commission a prospectus supplement under Rule 424(b) relating to the Securities that includes (x) updated unaudited financial information as of the end of the Company’s most recent quarterly period or (y) updated audited financial information as of the end of the Company’s most recent fiscal year, as applicable.

(f) The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Securities, (ii) the Manager will not incur liability or obligation to the Company or any other person or entity if it does not sell Securities for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Securities in accordance with the terms of this Agreement, and (iii) the Manager shall not be under any obligation to purchase Securities on a principal basis pursuant to this Agreement except as otherwise specifically agreed by the Manager and the Company pursuant to a Terms Agreement.

SECTION 5: Covenants of the Company Parties. The Company Parties agree with the Managers:

(a) The Company, subject to Section 5(b) hereof, will comply with the requirements of Rule 430B and Rule 433 and will notify the Manager immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall be declared or become effective, or when the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed or distributed, (ii) of the receipt of any comments from the Commission (and shall furnish to the Manager a copy of any comment letters and any transcript of oral comments upon the Manager’s written request), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Manager notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Manager with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Manager or counsel for the Manager shall object.

(c) The Company has furnished or will deliver to the Manager and counsel for the Manager, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts.

(d) The Company will furnish to the Manager, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as the Manager may reasonably request.

(e) The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Manager or counsel for the Managers shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the Prospectus so that the Registration Statement or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Manager or counsel for the Manager shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Manager of such event or condition and of its intention to file such amendment or supplement (or, if the Manager or counsel for the Manager shall have notified the Company as aforesaid, the Company will promptly notify the Manager of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Manager such number of copies of such amendment or supplement as the Manager may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Manager or counsel for the Manager shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Manager or counsel for the Manager shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Manager of such event or condition and of its intention to file such amendment or supplement (or, if the Manager or counsel for the Manager shall have notified the Company as aforesaid, the Company will promptly notify the Manager of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 5(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Manager such number of copies of such amendment or supplement as the Manager may reasonably request.

(f) The Company will use its best efforts, in cooperation with the Manager, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Manager may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Manager the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) The Company will use the Net Proceeds in the manner specified in the Prospectus under “Use of Proceeds.”

(i) The Company will use its commercially reasonable efforts to cause the Common Stock to maintain its listing on the NYSE, and to effect the listing of the Securities on the NYSE as and when required by this Agreement.

(j) The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) The Company will maintain its qualification as a “regulated investment company” under Subchapter M of the Code for so long as the Company remains a BDC regulated under the 1940 Act.

(l) The Company will use its best reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(m) The Company represents and agrees that, without the prior consent of the Manager, (i) it will not distribute any offering material other than the Registration Statement and the Prospectus, and (ii) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any in-person road show or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company.

(n) Upon request from the Manager, the Company will provide a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network to the Manager in form and substance reasonably satisfactory to the Manager, along with such additional supporting documentation as the Manager has requested in connection with the verification of the foregoing certificate.

(o) At any time that the Company has instructed the Manager to sell the Securities pursuant to Section 4(a)(i) hereof but such instructions have not been fulfilled, settled or cancelled, the Company agrees not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the 1933 Act of any Common Stock, in each case without giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Securities through the Manager pursuant to this Agreement or any Terms Agreement; or (ii) issue Common Stock in connection with any acquisition, provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 5(o). In the event that notice of a proposed sale is provided by the Company pursuant to this Section 5(o), the Manager may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager.

(p) Upon commencement of the offering of the Securities under this Agreement (and upon the recommencement of the offering of the Securities under this Agreement following the termination of a Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement that is filed solely to report sales of the Securities pursuant to this Agreement or an amendment solely to add exhibits to the Registration Statement, (B) in connection with the filing of any Current Reports on Form 8-K or the incorporation of other documents by reference into the Registration Statement or Prospectus except as set forth in clauses (ii) and (iii) below, or (C) by a prospectus supplement relating solely to the offering of other securities, including other shares of Common Stock and any debt securities of the Company), (ii) the Company files an Annual Report on Form 10-K, or an amendment thereto, (iii) the Company files a Quarterly Report on Form 10-Q, or an amendment thereto, (iv) Securities are delivered to the Manager pursuant to a Terms Agreement, or (v) the Manager may reasonably request (the date of commencement of the offering of the Securities under this Agreement, the date of commencement of the offering of the Securities under this Agreement following the termination of a Suspension Period and (each date referred to in subclauses (i) through (v) above, each a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith certificates signed by the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Manager and two appropriate senior officers of the Adviser reasonably satisfactory to the Managers, as the case may be, dated and delivered as of each Representation Date, in form reasonably satisfactory to the Manager to the effect that the statements contained in the certificates referred to in Sections 7(c) and 7(d) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (modified as necessary to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to such date) or, in lieu of such certificates, a certificate of the same tenor as the applicable certificate referred to in said Sections 7(c) or 7(d) (modified as necessary to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to such date); provided, however, that the obligations of the Company under this subsection (p) shall be deferred when no Placement Notice is pending for the Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(q) At or promptly after each Representation Date (and upon recommencement of the offering of the Securities under this Agreement following a Suspension Period), the Company shall furnish or cause to be furnished to the Manager a written opinion and negative assurance letter of Dechert LLP, counsel to the Company and the Adviser (“Company Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Manager; provided, however, that in lieu of such opinions for subsequent Representation Dates, Company Counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under this Section 5(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); provided further that the obligation of the Company under this subsection (q) shall be deferred when no Placement Notice is pending for the Manager or for during any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(r) At or promptly after each Representation Date (and upon recommencement of the offering of the Securities under this Agreement following a Suspension Period), the Company shall furnish or cause to be furnished to the Manager a written opinion and negative assurance letter of Kirkland & Ellis LLP, counsel to the Manager (“Manager’s Counsel”), dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager; provided, however, that in lieu of such opinions for subsequent Representation Dates, Manager’s Counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under this Section 5(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); provided further that the obligation of the Company under this subsection (r) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(s) At or promptly after each Representation Date (and upon recommencement of the offering of the Securities under this Agreement following a Suspension Period), the Company shall cause its independent accountants (“Accountants”) to furnish to the Manager a letter (each, a “Comfort Letter”), with respect to the financial statements and certain financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus, in form and substance reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 7(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the letter delivered on such Representation Date shall use a “cut-off” date no more than three business days prior to such Representation Date; and provided, further, that the obligation of the Company under this subsection (s) shall be deferred when no Placement Notice is pending for the Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Managers (in which case the Company shall be required to deliver the required deliverable to the Managers at such time if it was not delivered at the last Representation Date).

(t) The Company acknowledges that the Manager may trade in Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement; provided that such activity of the Manager is conducted in compliance with Regulation M under the 1934 Act.

(u) If, to the knowledge of the Company, any condition set forth in Sections 7(a) or 7(h) hereof shall not have been satisfied on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase the Securities from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Securities.

(v) The Company will, if applicable, disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of the Securities sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid to the Manager by the Company with respect to sales of the Securities pursuant to this Agreement during the period covered by the report.

(w) At or promptly after each Representation Date (and upon recommencement of the offering of the Securities under this Agreement following a Suspension Period), the Company will cooperate with any reasonable due diligence review conducted by the Manager (or its counsel or other representatives), including, without limitation, providing information and making available documents and senior corporate officers, as the Manager may reasonably request during regular business hours and at the Company’s principal offices.

(x) The Company will ensure that prior to instructing the Manager to sell Securities, the Company shall have obtained all necessary corporate or limited liability company authority, as the case may be, for the offer and sale of such Securities.

SECTION 6: Payment of Expenses. The Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its and the Adviser’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Manager of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Manager, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Manager, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Manager in connection therewith and in connection with the preparation of a blue sky survey and any supplements thereto, (vi) the preparation, printing and delivery to the Manager of copies of each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing, in each case, as may be reasonably requested, and any reasonable and documented costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Manager of copies of a blue sky survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to the review, if any, by FINRA of the terms of the sale of the Securities, (x) fees and expenses incurred in connection with the listing of the Securities on the NYSE or any supplements thereto and (xi) the reasonable and documented fees and expenses of Manager’s Counsel in connection with the Manager’s performance under this Agreement, in an aggregate amount of $100,000 in connection with the entry into this Agreement and up to $10,000 per fiscal quarter during the term of this Agreement, which amount shall include legal fees and expenses relating to the review by FINRA of the terms of the sale of the Securities and the qualification or exemption of the Securities under the securities laws in accordance with the provisions of Section 5(f) hereof or otherwise hereunder.

SECTION 7: Conditions of the Managers’ Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Company Parties as of each Representation Date, (ii) the performance by the Company Parties of their obligations hereunder (or waiver by the Manager) and (iii) the following additional conditions precedent.

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 and/or Rule 497 under the 1933 Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Manager.

(b) No Material Adverse Change. No event or condition of a type described in Sections 2(f) and 3(b) hereof shall have occurred or shall exist, which event or condition is not described in the Registration Statement (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Manager makes it impracticable or inadvisable to proceed with the offering, sale, or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

(c) Company’s Officers’ Certificate. At such times specified in Section 5(p) of this Agreement, the Manager shall have received a certificate, which shall be delivered on behalf of the Company and not the signatories in their individual capacity, of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Manager (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus, (ii) confirming that, to the knowledge of such officers, the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Representation Date, and (iii) with respect to the Company and its subsidiaries, to the effect set forth in Section 7(b) above.

(d) Adviser’s Officers’ Certificate. At such times specified in Section 5(p) of this Agreement, which shall be delivered on behalf of the Adviser and not the signatories in their individual capacity, from the two appropriate senior officers of the Adviser reasonably satisfactory to the Manager (i) confirming that the representations and warranties of the Adviser in this Agreement are true and correct and that the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Representation Date and (ii) with respect to the Adviser and its subsidiaries, to the effect set forth in Section 7(b) above.

(e) Opinion and Negative Assurance Letter of Company Counsel. At such times specified in Section 5(q) of this Agreement, Company Counsel shall have furnished to the Manager, at the request of the Company and the Adviser, a written opinion and negative assurance letter, dated as of such Representation Date and addressed to the Manager, in form and substance reasonably satisfactory to the Manager.

(f) Opinion and Negative Assurance Letter of Manager’s Counsel. At such times specified in Section 5(r) of this Agreement, Manager’s Counsel shall have furnished to the Manager, a written opinion and negative assurance letter, dated as of such Representation Date and addressed to the Manager, in form and substance reasonably satisfactory to the Manager.

(g) Comfort Letters. At such times specified in Section 5(s) of this Agreement, the Accountants shall have furnished to the Manager, at the request of the Company, letters, dated as of such Representation Date and addressed to the Manager, in form and substance reasonably satisfactory to the Manager.

(h) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(i) Additional Documents. At or promptly after each Representation Date (and upon recommencement of the offering of the Securities under this Agreement following a Suspension Period), the Company shall have furnished to the Manager such further certificates and documents as the Manager may reasonably request.

All opinions, letters, certificates, and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Manager’s Counsel. Any certificate signed by any officer of the Company, the Adviser or any of their respective subsidiaries and delivered to the Manager or to counsel for the Manager shall be deemed a representation and warranty by the Company or the Adviser, as the case may be, to the Manager as to the matters covered thereby.

SECTION 8: Indemnification.

(a) The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless the Manager, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Manager expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Manager as aforesaid consists of the information described as such in Section 8(b) hereof.

(b) The Manager agrees to indemnify and hold harmless the Company, the Adviser, their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as in the indemnity set forth in subsection (a) of this Section 8, as incurred, but only with respect to any losses, liabilities, claims, damages and expenses that arise out of, or are based upon, any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information: the marketing name of the Manager set forth on the cover page of the Prospectus, the address of the Manager set forth in the sixth paragraph and the fourteenth paragraph under the heading “Plan of Distribution” in the Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, the indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. Counsel to the indemnified parties shall be selected as follows: counsel to the Manager and the other indemnified parties referred to in Section 8(a) hereof shall be selected by the Manager and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party be liable for the reasonably incurred and documented fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Manager and the other indemnified parties referred to in Section 8(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) The provisions of this Section 8 and in Section 9 hereof shall not affect any agreements among the Company and the Adviser with respect to indemnification of each other or contribution between themselves.

(f) The remedies provided for in this Section 8 and in Section 9 hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 9: Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser on the one hand and the Manager on the other hand from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Adviser on the one hand and of the Manager on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Adviser on the one hand and the Manager on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds received by the Company and the Adviser, on the one hand, and the total commissions received by the Manager, on the other hand.

The relative fault of the Company and the Adviser, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Adviser, on the one hand, or by the Manager, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, the Manager shall not be required to contribute any amount in excess of the amount by which the total commissions received by the Manager exceeds the amount of any damages that the Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything in this Agreement to the contrary, any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and any applicable guidance from the Commission or its staff thereunder.

For purposes of this Section 9, each affiliate of the Manager, each officer, director, employee, partner and member of the Manager or any such affiliate, and each person, if any, who controls the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 10: Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company, the Adviser or any their respective subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary), shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Manager, any officer, director, employee, partner, member or agent of the Manager or any person or entity controlling the Manager, or by or on behalf of the Company, the Adviser, any officer, director or employee of the Company or the Adviser, or any person or entity controlling the Company or the Adviser, and shall survive delivery of and payment for the Securities.

SECTION 11: Termination.

(a) Termination by the Company and the Adviser. The Company and the Adviser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time.

(b) Termination by the Manager. The Manager may terminate this Agreement by giving one day advance written notice to the Company, at any time if (i) trading generally shall have been suspended or materially limited on or by either of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Manager, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

(c) Liabilities. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Manager for the Company, the obligations of the Company Parties, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 6, 8, 9, 10, 12, 14, 15, 16, 18, 19, 20 and 21 hereof shall remain in full force and effect notwithstanding such termination.

SECTION 12: Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic means to be confirmed by telephone). Notices to the Manager shall be directed to RBC Capital Markets, LLC, Attention: Saurabh Monga, 200 Vesey Street, 8th Floor, New York, New York 10281, Facsimile: (212) 428-6260; with a copy (which shall not constitute notice) to Kirkland & Ellis LLP, 1301 Pennsylvania Ave, N.W., Washington, D.C. 20004, Attention: William J. Tuttle, P.C.; and notices to the Company shall be directed to it at 1900 Shawnee Mission Parkway, Suite 315, Mission Woods, KS 66205 Attention of Scott Betz, fax no. 913-647-9733 (with such fax to be confirmed by telephone to 913-232-5685, with a copy (which shall not constitute notice) to Dechert LLP, 1900 K Street, NW Washington, DC 20006, Attention of Harry S. Pangas, Esq.; Cynthia R. Beyea, Esq.).

SECTION 13: Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Manager is a (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b) (collectively, a “Covered Entity”) and becomes subject to a proceeding under any of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder (collectively, a “U.S. Special Resolution Regime”), the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Manager or an “affiliate” (as defined in 12 U.S.C. § 1841(k)) of the Manager is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable) under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 14: Parties. This Agreement shall each inure to the benefit of and be binding upon the Manager, the Company, the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Manager, the Company, the Adviser and their respective successors and the controlling persons and other indemnified parties referred to in Section 8 hereof and Section 9 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Manager, the Company and the Adviser and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from the Manager shall be deemed to be a successor by reason merely of such purchase.

SECTION 15: GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16: Effect of Headings; Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 17: Issuer Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Manager, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433. The Company represents, warrants and agrees that it has treated and will treat each Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 18: Absence of Fiduciary Relationship. Each of the Company and the Adviser acknowledges and agrees that:

(a) the Manager is acting solely as a principal in connection with the sale of the Securities and the process leading thereto, is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Adviser with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and no fiduciary, advisory or agency relationship between the Company, the Adviser, or any of their respective subsidiaries, on the one hand, and the Manager, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether or not the Manager has advised or is advising the Company or the Adviser on other matters and the Manager does not have any obligation to the Company, the Adviser, or any of their respective subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it is aware that the Manager and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and the Adviser and that the Manager has no obligation to disclose such interests and transactions to the Company or the Adviser by virtue of any fiduciary, advisory or agency relationship or otherwise;

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall have no liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Adviser or any stockholders, employees or creditors of Company or the Adviser;

(e) the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any natural person; and

(f) none of the activities of the Manager in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Manager with respect to any entity or natural person.

SECTION 19: Trial By Jury. Each of the Company and the Adviser (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Manager hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20: Consent to Jurisdiction. Each of the Company and the Adviser hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION 21: Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Manager is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Manager to properly identify their respective clients.

[Signature Pages Follow.]

If the foregoing correctly sets forth the understanding between the Company, the Adviser and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company, the Adviser and the Manager. Alternatively, the execution of this Agreement by the Company and the Adviser and their acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

PALMER SQUARE CAPITAL BDC INC.

By:	/s/ Christopher D. Long
	Name:	Christopher D. Long
	Title:	Chief Executive Officer

PALMER SQUARE BDC ADVISOR LLC

By:	/s/ Christopher D. Long
	Name:	Christopher D. Long
	Title:	Chief Executive Officer

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date

first-above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
	Name:	Saurabh Monga
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity

Palmer Square BDC Funding I LLC	Delaware	Limited Liability Company
Palmer Square BDC Funding II LLC	Delaware	Limited Liability Company
Palmer Square BDC CLO 1, Ltd.	Cayman Islands	Exempted Company
Palmer Square BDC CLO 1, LLC	Delaware	Limited Liability Company

Schedule A

Authorized Company Representatives

1. Christopher Long

2. Angie Long

3. Jeffrey Fox

4. Matthew Bloomfield

5. Scott Betz

Exhibit 4(a)(i)

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Palmer Square Capital BDC Inc., a Maryland corporation (the “Company”), Palmer Square BDC Advisor LLC, a limited liability company organized under the laws of Delaware, and RBC Capital Markets, LLC (the “Manager”) dated March 3, 2025 (the “Agreement”), I hereby request on behalf of the Company that the Manager sell up to [●] shares of common stock, par value $0.001 (the “Securities”) at a minimum market price of $[●] per share between [ ], 20[ ] and [ ], 20[ ]. [There shall be no limitation on the number of Securities that may be sold on any one (1) day.][No more than [●] Securities may be sold on any one (1) day.] [Other sales parameters]

Very truly yours,

By:
Name:	[___________________]
Title:	[___________________]